EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Drew Reid, the Chief Executive Officer, and Chief Financial Officer of DLT Resolution, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-K of DLT Resolution, Inc., for the annual period ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-K fairly presents in all material respects the financial condition and results of operations of DLT Resolution, Inc.

/s/ Drew Reid	/s/ Drew Reid
Drew Reid	Drew Reid
President and Chief Executive Officer	Chief Financial Officer, Secretary and Treasurer
(Principal Executive Officer)	(Principal Financial Officer)

March 25, 2025	March 25, 2025